Exhibit 99.1

Fulgent Genetics Agrees to Acquire Bako Diagnostics and StrataDx

Proposed acquisition will add new anatomic pathology services,

proprietary PCR tests and a national client base

EL MONTE, Calif.— December 22, 2025—Fulgent Genetics, Inc. (NASDAQ: FLGT) (“Fulgent”), a technology-based company with a well-established laboratory services business and a therapeutic development business, today announced that it has entered into a definitive agreement to acquire selected assets of Bako Diagnostics (“Bako”), a premier pathology laboratory headquartered in Alpharetta, GA and to acquire StrataDx, a premier dermatopathology laboratory located in Lexington, MA. Fulgent will acquire certain assets of Bako Diagnostics and will acquire StrataDx for a total combined purchase price of approximately $55.5 million, subject to adjustments, to be paid from cash on hand. The acquisition is expected to close during the first half of 2026, subject to satisfying customary closing conditions, including regulatory approvals.

Fulgent Genetics continues to build upon its laboratory services platform both organically and inorganically through multiple vectors, including expanding its test menu through R&D, partnerships, and acquisitions; increasing accessibility by adding covered lives through incremental managed care contracts; and scaling its commercial reach with an expanding sales organization. Fulgent’s scale and flexibility are enhanced by its foundational technology platform, which underpins operations across the business, including bioinformatics, clinical workflow, lab operations, record management, and artificial intelligence (AI). With the addition of Bako Diagnostics and StrataDx, Fulgent will further strengthen its laboratory services business by adding new products and services and further expand its national client base, national sales team, and team of expert pathologists.

Bako Diagnostics is a premier, national provider of specialty laboratory testing services, which offers a comprehensive testing menu, including complete anatomic pathology services, proprietary molecular genetic testing, and peripheral neuropathy immuno-histochemical testing. Bako Diagnostics is CLIA certified, CAP accredited and licensed by the Georgia Department of Public Health.

StrataDx is a premier national provider of dermatopathology testing services. StrataDx is CLIA certified, CAP accredited and licensed by the State of Massachusetts.

Strategic Rationale:

•
Artificial Intelligence for Pathology: Fulgent has made significant investments in the fields of digital pathology and AI, including launching Eziopath – a proprietary image management system (IMS). By implementing these technologies, Fulgent can further improve Bako’s and StrataDx’s capacity, turnaround time, efficiency, and quality.
•
Test Menu Expansion: The acquisition will enhance Fulgent’s capabilities in the pathology testing market, including Bako’s proprietary PCR tests that optimize cost and offer rapid results.
•
Commercial Synergies: With the addition of Bako’s and StrataDx’s extensive testing capabilities and nationwide salesforce, Fulgent will advance to its goal of being a one-stop shop for diagnostic services throughout the healthcare continuum and across the United States. Bako’s national sales team will expand Fulgent’s reach for existing services, by nearly doubling the size of Fulgent’s pathology sales team. Bako’s nationwide clients will enable Fulgent to access more patients along key touchpoints to provide a comprehensive suite of diagnostic products and services leading to improved healthcare.
•
Geographic Reach: Fulgent will expand its geographic footprint with the addition of CLIA, CAP, and NY State certified laboratories in Georgia (Bako) and Massachusetts (StrataDx).

Ming Hsieh, Chairman and CEO of Fulgent, underscored the strategic fit of the acquisition, stating: “We are pleased to continue to build upon our laboratory services platform with the addition of Bako and StrataDx, which will further expand and strengthen our diagnostic services. With the addition of Bako and StrataDx, we will be able to broaden our capabilities in the pathology testing market and further leverage our investments in AI to improve efficiency and quality, which will drive continued momentum in our laboratory services business. Our business has been growing organically at double digit rates for several quarters, and, following closing, we will be able to layer on Bako’s services to our testing menu to further strengthen our laboratory services business.”

“On behalf of Bako and StrataDx, we are excited about the opportunity to join the Fulgent Genetics family,” said Ted Hull, Bako and StrataDx’s CEO. “By joining forces, we will bring together advanced technology, digital capabilities, and specialized expertise to better serve our clients. This collaboration strengthens our commitment to delivering exceptional diagnostic solutions and enhancing the overall client experience.”

Sean Breen of Consonance Capital highlighted Bako’s trajectory and future potential as part of Fulgent, stating: “It has been a privilege to partner with the management team at Bako Diagnostics and StrataDx over the past decade. Bako and Strata have established themselves as market leaders, delivering differentiated diagnostic insights that improve clinical outcomes. As part of the Fulgent platform, Bako and Strata are well-positioned to accelerate growth and expand their reach. We are grateful to the entire Bako and Strata teams for their dedication and wish them the very best in this next chapter.”

Advisors

Piper Sandler & Co. acted as exclusive financial advisor and Mintz Levin, Cohn, Ferris, Glovsky and Popeo, P.C. served as legal counsel to Fulgent Genetics, Inc. in connection with the transaction.

EV Health Partners acted as exclusive financial advisor and Latham & Watkins LLP served as legal counsel to Consonance Capital Partners, Bako Diagnostics, and StrataDx.

About Fulgent Genetics

Fulgent is a technology-based company with a well-established laboratory services business and a therapeutic development business. Fulgent’s laboratory services business includes technical laboratory and testing services and professional interpretation of laboratory results by licensed physicians. Fulgent’s therapeutic development business is focused on developing drug candidates for treating a broad range of cancers using a novel nanoencapsulation and targeted therapy platform designed to improve the therapeutic window and pharmacokinetic profile of new and existing cancer drugs. Fulgent aims to transform from a diagnostic business into a fully integrated precision medicine company.

About Bako Diagnostics

Bako Diagnostics is a premier national provider of specialty laboratory testing services which offers a comprehensive testing menu, including complete anatomic pathology services, proprietary molecular genetic testing, and peripheral neuropathy immuno-histochemical testing. Bako is primarily focused on providing clients with unmatched sector-specific expertise and physician support services.

About StrataDx

StrataDx is a national diagnostic laboratory located in Lexington, Massachusetts dedicated to providing best-in-class pathology services to save lives. Led by dermatopathology experts, StrataDx provides advanced diagnostics for a wide range of skin conditions including melanocytic and soft tissue lesions, dermatoses, and lymphomas. Board-certified oral pathologists represent decades of expertise across a wide range of clinical specialties. StrataDx is considered a leader in testing for the dermatology market.

About Consonance Capital Partners

Consonance Capital Partners is a private equity manager focused exclusively on investing in the healthcare industry.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements in this press release include statements about, among other things: the closing of the acquisitions, which are subject to closing conditions that may not occur and/or regulatory approvals that may not be obtained, the timing of the closing of the acquisitions, the potential benefits of the Bako and StrataDx acquisitions (including any potential increase in turn-around-times, efficiency or quality of services and testing, the potential expansion of Fulgent’s sales force and the benefits of this expansion, potential commercial synergies between the parties and any potential for improved results of operations), momentum, trajectory, vision, future opportunities and future growth of Fulgent’s testing and laboratory services, technologies and expansion, the future benefits of Fulgent’s research and development efforts, Fulgent’s identification and evaluation of opportunities and its ability to capitalize on opportunities, capture market share, add covered lives or expand its presence in certain markets, and Fulgent’s ability to continue to scale and grow its business.

Forward-looking statements are statements other than historical facts and relate to future events or circumstances or Fulgent’s future performance, and they are based on management’s current assumptions, expectations, and beliefs concerning future developments and their potential effect on Fulgent’s business. These forward-looking statements are subject to a number of risks and uncertainties, which may cause the forward-looking events and circumstances described in this press release to not occur, and actual results to differ materially and adversely from those described in or implied by the forward-looking statements. These risks and uncertainties include, among others: Fulgent’s level of success in establishing and obtaining the intended benefits from partnerships, strategic investments, joint ventures, other relationships or acquisitions and the risks related to potential assumed liability and integration challenges in connection with these partnerships, strategic investments, joint ventures, other relationships and acquisitions (which expressly include the Bako Diagnostics and StrataDx acquisitions); the risk that closing conditions for the acquisitions may not be met and/or the required regulatory approvals for the acquisitions may not be obtained; the market potential for, and the rate and degree of market adoption of, Fulgent’s tests (and following and assuming the completion of the acquisitions, Bako and StrataDx’s tests); Fulgent’s ability to maintain turnaround times and otherwise keep pace with rapidly changing technology; Fulgent’s ability to maintain the low internal costs of its business model; Fulgent’s ability to maintain an acceptable margin; risks related to volatility in Fulgent’s results, which can fluctuate significantly from period to period; risks associated with the composition of Fulgent’s customer base, which can fluctuate from period to period and can be comprised of a small number of customers that account for a significant portion of Fulgent’s revenue; Fulgent’s level of success in obtaining coverage and adequate reimbursement and collectability levels from third-party payors for its tests and testing services; the success of Fulgent’s development efforts, including Fulgent’s ability to progress its candidates through clinical trials on the timelines expected; Fulgent’s compliance with the various evolving and complex laws and regulations applicable to its business and its industry; and Fulgent’s ability to protect its proprietary technology and intellectual property. As a result of these risks and uncertainties, forward-looking statements should not be relied on or viewed as predictions of future events.

The forward-looking statements made in this press release speak only as of the date of this press release, and Fulgent assumes no obligation to update publicly any such forward-looking statements to reflect actual results or to changes in expectations, except as otherwise required by law. Fulgent’s reports filed with the U.S. Securities and Exchange Commission, or the SEC, including its annual report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 28, 2025, and the other reports it files from time to time, including subsequently filed annual, quarterly and current reports, are made available on Fulgent’s website upon their filing with the SEC. These reports contain more information about Fulgent, its business and the risks affecting its business.

Investor Relations Contact:

The Blueshirt Group

Lauren Sloane, Lauren@blueshirtgroup.com

Source: Fulgent Genetics, Inc.